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                                                                    Exhibit 23.1

                      Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 3, 2000 relating to the financial statements of ThinWEB Technologies Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

                                                         Ottawa, Canada
                                                         April 11, 2000
Chartered Accountants